Exhibit 99.1

The expenses to be incurred by Consumers Energy Company relating to the offering of $425,000,000 aggregate principal amount of its 4.65% First Mortgage Bonds due 2028, under Consumers Energy Company’s Registration Statement on Form S-3 (Registration No. 333- 236742-01) and a related prospectus supplement filed with the Securities and Exchange Commission and dated January 3, 2023 are estimated to be as follows:

Estimated Fees

SEC Registration Fee	$47,000
Services of Independent Registered Public Accounting Firms	55,000
Trustee Fees and Expenses	15,000
Legal Fees and Expenses	80,000
Rating Agency Fees	720,000
Printing and Delivery Expenses	15,000
Miscellaneous Expenses	20,000
Total	$952,000